Exhibit 10.1

FIRST AMENDMENT TO
FINANCING AGREEMENT

FIRST AMENDMENT, dated as of December 3, 2013 (this "Amendment"), to the Financing Agreement, dated as of September 30, 2013, by and among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation ("Company"), and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation ("TSL"), as administrative agent for the Lenders (in such capacity, "Administrative Agent"), as collateral agent for the Lenders (in such capacity, "Collateral Agent") and as co-lead arranger (in such capacity, the "TSL Co-Lead Arranger"), and TENNENBAUM CAPITAL PARTNERS, LLC, a Delaware limited liability company, as co-lead arranger (in such capacity, the "TCP Co-Lead Arranger" and together with the TSL Co-Lead Arranger, each a "Co-Lead Arranger" and, collectively, the "Co-Lead Arrangers").

WHEREAS, the Loan Parties, the Agents and the Lenders hereby agree to modify the Financing Agreement on and subject to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions.  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.   Financing Agreement Definitions.

(a)  Section 1.1 of the Financing Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

"'First Amendment' means the First Amendment to Financing Agreement, dated as of December 3, 2013, by and among the Company, the Guarantors, the Lenders and the Agents."

"'Specified Preferred Stock' means the depositary shares, each representing a 1/1000th ownership interest in a share of the Company's 11.5% Series A Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $25,000 per share (or $25 per depositary share), up to an aggregate amount of gross proceeds from the sale thereof equal to $25,000,000, on the terms and conditions set forth in the Specified Preferred Stock Preliminary Prospectus."

"'Specified Preferred Stock Preliminary Prospectus' means, collectively, the form of Preliminary Prospectus Supplement, to be dated as of December 4, 2013 and the Prospectus, dated December 3, 2013, in each case, attached as Exhibit A to the First Amendment."

(b)  Section 1.1 of the Financing Agreement is hereby amended by amending and restating clause (d) of the definition of "Consolidated Fixed Charges" to read in its entirety as follows:

"(d) all Restricted Junior Payments (whether in cash or other property, other than common Capital Stock), and including, for the avoidance of doubt, all dividends paid in respect of Specified Preferred Stock,"

3.   Issuance of Equity Securities.  Section 2.13(c) of the Financing Agreement is hereby amended by amending and restating the parenthetical contained therein to read in its entirety as follows:

"(other than (x) Capital Stock issued (i) pursuant to any employee stock or stock option compensation plan, (ii) for purposes approved in writing by Required Lenders or (iii) by a Subsidiary of the Company to its parent company or (y) so long as no Default or Event of Default has occurred and is continuing, Specified Preferred Stock)"

4.   Restricted Junior Payments.  Section 6.5 of the Financing Agreement is hereby amended by deleting the period at the end thereof and adding the following proviso in its stead:

"provided further that Company shall be permitted to pay monthly cash dividends on the Specified Preferred Stock at a rate per annum set forth in the Specified Preferred Stock Preliminary Prospectus so long as (i) both before and after giving effect to such dividend, no Event of Default has occurred and is continuing, (ii) Company and its Subsidiaries are in compliance, as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1(b), with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such dividend (and, for the avoidance of doubt, each dividend made pursuant to this proviso since the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.1(b)), and (iii) Lenders have received a certificate of an Authorized Officer of Company certifying as to each of the matters specified in clauses (i) and (ii) above, accompanied, in the case of clause (ii) above, by reasonably detailed calculations thereof."

5.   Minimum Consolidated Liquidity.  Section 6.8(d) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

"(d)           Minimum Consolidated Liquidity.  Company and its Subsidiaries shall not permit Consolidated Liquidity at any time to be less than $10,000,000; provided, that if the Company has issued more than $15,000,000 of gross proceeds of Specified Preferred Stock, Company and its Subsidiaries shall not permit Consolidated Liquidity at any time to be less than the sum of (i) $10,000,000, plus (ii) the difference between (A) an amount equal to 50% of the gross proceeds of Specified Preferred Stock issued by the Company, and (B) $7,500,000."

6.   Changes to Certain Agreements and Organizational Documents.      Section 6.15 of the Financing Agreement is hereby amended by deleting the period at the end thereof and adding the following proviso in its stead:

"provided that, for the avoidance of doubt this Section 6.15 shall not prohibit the filing of a Certificate of Designations establishing the terms of the 11.5% Series A Cumulative Preferred Stock to which the Specified Preferred Stock relates."

7.   Notices.  Section 10.1(a) of the Financing Agreement is hereby amended by amending and restating the first sentence therein to read as follows:

"Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, Administrative Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Loan Document, or, in each case, as otherwise indicated to each of the other parties hereto in writing, and in the case of any Lender, the address as indicated on Appendix B, or as otherwise indicated to Administrative Agent in writing."

8.           Service of Process.  Section 10.15(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

"(b)           EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1 OR CT CORPORATION SYSTEMS, LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AND HEREBY APPOINTS CT CORPORATION SYSTEMS AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.  IN THE EVENT

CT CORPORATION SYSTEMS  SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY LOAN PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH LOAN PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15 ABOVE, AND ACCEPTABLE TO REQUIRED LENDERS, AS EACH LOAN PARTY'S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH LOAN PARTY'S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING."

9.           Consent to Issuance of Preferred Shares; Delivery of Documents.  Each Lender hereby consents to the issuance of the Specified Preferred Stock on substantially the terms and conditions set forth in the Specified Preferred Stock Preliminary Prospectus attached as Exhibit A hereto.  The Company hereby agrees to deliver to each Lender, within one Business Day following the First Amendment Effective Date, a certificate of an Authorized Officer of the Company attaching a true and correct copy of each of (x) the Certificate of Designation of the 11.5% Series A Cumulative Preferred Stock and (y) the Deposit Agreement among Company, Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts described therein.

10.           Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Required Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Required Lenders is hereinafter referred to as the "First Amendment Effective Date"):

(a)  Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.  No Event of Default or Default shall have occurred and be continuing or would result from the consummation of the First Amendment.

(b)  Delivery of Documents.  Collateral Agent shall have received on or before the First Amendment Effective Date (i) this Amendment, duly executed by the Borrowers,

the Guarantors, the Agents and the Required Lenders, and (ii) an amendment to the Fee Letter, duly executed by Company, Collateral Agent and the Co-Lead Arrangers.

(c)  Closing of Offering.  The Company shall have consummated the issuance of one or more shares of Specified Preferred Stock.

(d)  Occurrence of Amendment Effective Date.  Each of the conditions specified in clauses (a), (b) and (c) above shall have been satisfied by not later than January 3, 2014.

11.           Representations and Warranties.  Each Loan Party represents and warrants as follows:

(a)           The execution, delivery and performance by each Loan Party of this Amendment (including, without limitation, Section 12) and the performance by each Loan Party of the Financing Agreement, as amended hereby, has been duly authorized by all necessary action, and each Loan Party has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 12) and to perform the Financing Agreement, as amended hereby.

(b)           This Amendment and the Financing Agreement, as amended hereby, is a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

12.           Release.  The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Financing Agreement or the other Loan Documents.  The Agents, the Co-Lead Arrangers, the Lenders and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Loan Party makes the releases contained in this Section 8.  In consideration of the Agents, the Co-Lead Arrangers, and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each Loan Party hereby fully and unconditionally releases and forever discharges each of the Agents, the Co-Lead Arrangers, and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Loan Party has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Revolving Loans, the Term Loan, the Obligations, the Financing Agreement or any of the Loan Documents, in each case, regarding or relating to the Financing Agreement and the other Loan Documents (collectively, all of the foregoing, the "Claims").  Each Loan Party represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by any Loan Party against the Released Parties which is not released hereby, in each case, regarding or relating to the Financing Agreement and the other Loan Documents.  Each Loan Party represents and warrants that the foregoing constitutes a full and complete release of all such Claims.

13.           Miscellaneous.

(a)           Continued Effectiveness of the Financing Agreement.  Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment.  To the extent that the Financing Agreement or any other Loan Document purports to pledge to Collateral Agent, or to grant to Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents, the Co-Lead Arrangers and the Lenders under the Financing Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)           Reaffirmation.  Each of Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party.  Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Collateral Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

(c)           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(d)           Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)           Costs and Expenses.  The Loan Parties agree to pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders pursuant to Section 10.2 of the Financing Agreement in connection with the preparation, execution and delivery of this Amendment.

(f)           First Amendment as Loan Document.  Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g)           Governing Law.  This Amendment shall be governed by the laws of the State of New York.

(h)           Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GLOBAL GEOPHYSICAL SERVICES, INC.

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

AUTOSEIS DEVELOPMENT COMPANY

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

Autoseis, Inc.

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

GGS International Holdings, Inc.

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

First Amendment to Financing
Agreement

Global Eurasia, LLC

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

Global Microseismic Services, Inc.

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

GGS LEASE CO., INC.
(formerly Paisano Lease Co., Inc.)

By:	/s/ P. Mathew Verghese
Name: P. Mathew Verghese
Title: Senior Vice President and Chief
Financial Officer

First Amendment to Financing
Agreement

TPG SPECIALTY LENDING, INC.,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Michael Fishman
Name: Michael Fishman
Title: CEO

TPG SL SPV, LLC
as a Lender

By:	/s/ Michael Fishman
Name: Michael Fishman
Title: President

Tennenbaum Opportunities Partners V, LP, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ David Adler
Name: David Adler
Title: Partner

Tennenbaum Opportunities Fund VI, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ David Adler
Name: David Adler
Title: Partner

First Amendment to Financing
Agreement

Exhibit A

Specified Preferred Stock Preliminary Prospectus